Exhibit 10.49
180 CONNECT INC.
AMENDED AND RESTATED EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS
     1. Purpose. The 180 Connect Inc. Equity Plan for Non-Employee Directors is intended to enhance the ability of the Company to attract and retain high quality individuals to serve as members of the Board and to promote a greater alignment of interests between non-employee members of the Board and the stockholders of the Company.
     2. Definitions. As used in the Plan, the following terms have the respective meanings:
     (a) “2008 Meeting” means the regularly scheduled 2008 annual meeting of the Company’s stockholders.
     (b) “Annual Grant” means the annual equity award granted to an Eligible Director pursuant to Section 6(b) of the Plan.
     (c) “Award” means an award of Share Units, Dividend Equivalents or Shares granted under the Plan.
     (d) “Board” means the Board of Directors of the Company.
     (e) A “Change in Control” means the first to occur of the following: any (1) person or group (as defined herein) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (other than the Company or any employee benefit plan of the Company; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the “beneficial ownership,” or changes therein, of the Company’s securities by either of the foregoing) or (2) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have, directly or indirectly, at least a 65% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (b) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than any such transaction with entities in which the holders of Common Stock, directly or indirectly, have at least a 65% ownership interest. A “Change in Control” shall not include any transaction that would not be considered a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, for purposes of Section 409A of the Code.
     (f) “Common Stock” means a share of Company common stock, par value $0.0001.
     (g) “Company” means 180 Connect Inc.
     (h) “Dividend Equivalent” means a bookkeeping entry, whereby each Eligible Director’s account is credited with additional Share Units as of the date a dividend is paid with respect to a Share in accordance with Section 6.
     (i) “Effective Date” means November 12, 2007.
     (j) “Eligible Director” means any director of the Company who is neither an employee nor an officer (other than the holding of a Board office) of the Company or any affiliate of the Company.
     (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (l) “Fair Market Value” on a particular date means the closing price of a Share on that date as reported on the American Stock Exchange or such other stock exchange on which the Shares are listed or traded (or, if such exchange is not open on such date, the immediately preceding date on which such exchange is open), or, if the Shares are not so listed or traded, the Fair Market Value shall be determined by the Board in good faith.
     (m) “Initial Grant” means the initial equity award granted to an Eligible Director pursuant to Section 6(a) of the Plan.
     (n) “Plan” means this 180 Connect Inc. Equity Plan for Non-Employee Directors, as it may be amended from time to time.

     (o) “Share” means a share of Common Stock.
     (p) “Share Unit” means a bookkeeping entry, equivalent in value to a Share, credited to the account of an Eligible Director pursuant to Section 6. Each Share Unit represents a right to receive the value of one Share (or fraction thereof) upon the terms and conditions set forth in the Plan.
     3. Effective Date. The Plan shall be effective as of the Effective Date.
     4. Administration. The Plan shall be administered by the Board. The Board is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of the Plan, as described herein, shall lie within the Board’s sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.
     5. Shares Available Under the Plan. There is hereby reserved for issuance under the Plan 600,000 shares of Common Stock. If there is (i) a lapse, expiration, termination, forfeiture or cancellation of any Award outstanding under this Plan prior to the issuance of Shares thereunder or (ii) a forfeiture of any Shares subject to Awards granted under this Plan prior to vesting or settlement, then the Shares subject to these Awards shall be available for future grant under the Plan. Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a participant in the Plan. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.
     6. Equity Awards.
     (a) Initial Grants. Individuals who become Eligible Directors during the 2007 calendar year but before the Effective Date shall be granted, on the Effective Date, an Initial Grant of Share Units having a value equal to $50,000. Each individual who becomes an Eligible Director thereafter shall receive, on the date that such individual becomes an Eligible Director, an Initial Grant under this Section 6(a) of the Plan of Share

Units having a value equal to $50,000. The number of Share Units (including fractional Share Units) to be credited as of the date of grant shall be determined by dividing the value of the grant as provided herein by the Fair Market Value of a Share on the date of grant. The value of such Share Units will be credited to an account maintained for the Eligible Director on the books of the Company. An Eligible Director’s account shall be credited with Dividend Equivalents when dividends (excluding stock dividends, but including dividends paid in cash) are paid on Shares, with the number of additional Share Units so credited equaling (i) the product of the Share Units then in the account multiplied by the amount of such dividend on a per Share basis divided by (ii) the Fair Market Value of a Share on the dividend payment date.
     (b) Annual Grants. Effective for calendar years beginning on and after January 1, 2008, each Eligible Director shall be granted an Annual Grant in accordance with the following:
     (i) For the 2008 calendar year, subject to his or her being a member of the Board on each grant date, each Eligible Director shall be granted an Annual Grant in two installments. Under the first installment, on January 2, 2008, each Eligible Director shall be granted Share Units having a value equal to $16,667. The number of Share Units (including fractional Share Units) to be credited as of the date of grant shall be determined by dividing the value of the grant as provided herein by the Fair Market Value of a Share on the date of grant. The value of such Share Units will be credited to an account maintained for the Eligible Director on the books of the Company. An Eligible Director’s account shall be credited with Dividend Equivalents when dividends (excluding stock dividends, but including dividends paid in cash) are paid on Shares, with the number of additional Share Units so credited equaling (i) the product of the Share Units then in the account multiplied by the amount of such dividend on a per Share basis divided by (ii) the Fair Market Value of a Share on the dividend payment date. Under the second installment, each Eligible Director shall be granted Shares having a value equal to $33,333. This grant will be made on the date of the 2008 Meeting, if the Plan is approved by the Company’s stockholders on such date. If the Plan is not so approved, the second installment of the 2008

Annual Grant shall not be made and the Eligible Directors shall have no right or claim to any compensation from the Company in respect thereof; provided, however, that pursuant to Section 8 of the Plan, the Eligible Directors will receive an amount in cash equal to the amount of the second installment upon the occurrence of a Change in Control prior to the 2008 Meeting.
     (ii) With respect to calendar years after 2008, subject to the Plan having been approved at the 2008 Meeting and further subject to each Director being a member of the Board on the applicable date of grant, each Eligible Director shall be granted Shares having a value equal to $50,000. Each Annual Grant shall be made on September 1 of the year to which such Annual Grant pertains. If the Plan is not approved by the Company’s stockholders at the 2008 Meeting, no Annual Grants shall be made hereunder with respect to calendar years after 2008 and the Eligible Directors shall have no right or claim to any compensation from the Company in respect thereof.
     7. Vesting/Settlement.
     (a) Initial Grants. Each Initial Grant made prior to January 1, 2008 shall become fully vested upon the earlier of (A) a Change in Control, as provided in Section 8 of the Plan, (B) approval of Plan by the Company’s stockholders at the 2008 Meeting, or (C) August 1, 2008. Each Initial Grant made on or after January 1, 2008 shall become fully vested six months from the date the Initial Grant is made. Each Initial Grant, and any Dividend Equivalents credited in respect of the Initial Grant, shall be settled as soon as administratively practicable after the Initial Grant becomes vested. Payment in respect of any Initial Grant made prior to January 1, 2008 shall be made in cash, while payment in respect of any Initial Grant made on or after January 1, 2008 shall be made in Shares; provided, however, that if the Company’s stockholders do not approve the Plan at the 2008 Meeting, payment in respect of any Initial Grant shall be made in cash only, based on the Fair Market Value of the Share Units on the date of payment.
     (b) Annual Grants. Each Annual Grant shall become vested in accordance with the following:

     (i) With respect to the first installment of the 2008 Annual Grant, such Award shall become fully vested upon the earlier of (A) a Change in Control, as provided in Section 8 of the Plan, (B) approval of the Plan by the Company’s stockholders at the 2008 Meeting, or (C) September 1, 2008. The first installment of the 2008 Annual Grant, and any Dividend Equivalents credited in respect of the first installment of the 2008 Annual Grant, shall be settled in Shares as soon as administratively practicable after the first installment of the 2008 Annual Grant becomes vested; provided, however, that except as provided in Section 8 of the Plan, if the Plan is not approved by the Company’s shareholders at the 2008 Meeting, the first installment of the 2008 Annual Grant shall be cancelled with no consideration due to the Eligible Director.
     (ii) The second installment of the 2008 Annual Grant shall vest at a rate of 50% on September 1, 2009 and 50% on September 1, 2010, subject to the Eligible Director remaining in service on each vesting date, and will be settled in Shares as soon as administratively practicable thereafter.
     (iii) With respect to Annual Grants made in respect of 2009 and subsequent calendar years, except as provided in Section 8 of the Plan, such Annual Grants shall vest at a rate of one-third (1/3) on each annual anniversary of the applicable date of grant, subject to the Eligible Director remaining in service on each vesting date. Notwithstanding the foregoing, the Board, in its discretion, may establish procedures to permit Eligible Directors to defer the receipt of Common Stock underlying such Annual Grants.
     (c) The Board may, in its discretion, provide that any Initial Grant or Annual Grant shall become fully vested upon an Eligible Director ceasing to provide services as a member of the Board.
     8. Change in Control. Notwithstanding anything to the contrary contained in the Plan, upon a Change in Control that occurs prior to the 2008 Annual Meeting, (i) all outstanding Awards in respect of Initial Grants and the first installments of the 2008 Annual Grants shall vest in full and be immediately settled in cash on the effective date of the Change in Control, based on the Fair Market Value of a Share, as determined in connection with the Change in Control transaction and (ii) on the effective date of the Change in Control, in lieu of receiving the second installment of the 2008 Annual Grant, each Eligible Director who is then a member of the Board shall receive a cash payment equal to $33,333. Upon a Change in Control that occurs after the 2008 Annual Meeting (if the Plan has been approved by shareholders at the 2008 Annual Meeting), all outstanding Awards shall vest in full and shall be immediately settled in Shares on the effective date of the Change in Control.
     9. Adjustments and Reorganizations. In the event of any stock dividend, stock split, combination or exchange of Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Common Stock, such proportionate adjustments, as are required to reflect such change, shall be made with respect to the number of Share Units or Dividend Equivalents credited to each Eligible Director’s account.
     10. Non-Transferability of Awards. Awards shall not be subject to attachment, garnishment or any other legal process with respect to creditors of an Eligible Director, nor shall any Awards be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or transfer by an Eligible Director other than by will or laws of succession. Awards may not be assigned or alienated in a domestic relations proceeding, except as required by applicable law.
     11. Rights as a Shareholder. Shares subject to an Award that is settled in Shares shall be deemed issued, and the Eligible Director shall be deemed the record holder of such Shares, on the date the Award is settled. Until such settlement date, except as expressly provided herein with respect to the right to receive Dividend Equivalents, no right to vote or any other rights as a stockholder shall exist with respect to the Shares subject to the Award. If an Award is settled in cash, an Eligible Director shall have no rights as a shareholder with respect to the Shares that had been subject such Award.
     12. No Right to Service. Neither participation in the Plan nor any action under the Plan shall be construed to give any Eligible Director a right to remain in service on the Board.
     13. Unfunded Plan. The Plan shall be unfunded. To the extent any individual holds any rights by virtue of an Award granted under the Plan, such rights (unless otherwise determined by the Board) shall be no greater than the rights of an unsecured general creditor of the Company.

     14. Compliance with Law. The Board shall administer, construe, interpret and exercise discretion under the Plan in a manner that is consistent with and in compliance with a reasonable good faith interpretation of all applicable laws and that avoids, to the extent practicable, the classification of any Award as “deferred compensation” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.
     15. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. Any fractional Shares shall be settled in cash.
     16. Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and an Eligible Director, including without limitation, the estate of such Eligible Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Eligible Director’s creditors.
     17. Plan Amendment. The Board may amend the Plan as it deems necessary or appropriate, provided that (1) no amendment shall be inconsistent with the intentions underlying the Plan as described in Section 1 and (2) no amendment will adversely affect the rights of any persons owed any amounts under the Plan without their approval, except that any change required by applicable securities, tax or other law, rule or regulation may be made notwithstanding the requirements of (1) or (2).
     18. Plan Termination. The Board may terminate the Plan at any time. However, if so terminated, prior Awards shall remain outstanding and in effect in accordance with their applicable terms and conditions.
     19. Governing Law. The Plan, any Awards granted hereunder and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Colorado (without regard to any state’s conflict of laws principles). Any legal action related to this Plan shall be brought only in a federal or state court located in Colorado.
     20. Stockholder Approval. The Plan was adopted by the Board of Directors on the Effective Date, subject to stockholder approval, except as provided in the following sentence. Except as otherwise provided herein with respect to the Initial Grants and the 2008 Annual Grants (in the case of a Change in Control that occurs prior to the 2008 Meeting), the Plan and any benefits granted thereunder shall be null and void if stockholder approval of the Plan is not obtained at the 2008 Meeting. The Board of Directors retains the right to adopt other compensation programs for the Eligible Directors in the event that the Plan is not approved by stockholders at the 2008 Meeting.

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